UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2007

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	65-0841549
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E. Lionel Terrace

Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On March 6, 2007 we entered into an agreement with Heller Capital Partners (“Heller Capital”) to extend its 5% convertible promissory note of $1,000,000 (the “Note”) for one year from its March 6, 2007 due date until March 6, 2008. In return for this extension, Ecosphere Technologies, Inc.:

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Reduced the conversion price of the Note from $1.00 to $0.48 per share;

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Adjusted the exercise price of warrants Heller Capital currently holds to purchase 1,000,000 shares of our common stock from $1.25 to $0.48 per share;

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Issued Heller Capital a five-year warrant to purchase 2,000,000 shares of our common stock exercisable at $0.48 per share;

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Paid Heller Capital $75,000 consisting of the interest due through September 6, 2007; and

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On September 6, 2007 will prepay interest on the Note for the following six months.

In the event we raise in excess of $5,000,000 from the sale of any securities, in a conventional commercial loan transaction, or from the sale or license of any of our technologies or assets, the net proceeds for any amounts raised in excess of $5,000,000 shall be paid to Heller Capital in an amount equal to and in pre-payment of, in whole or in part, the outstanding principal balance of the Note and any outstanding interest.

In the event we sell any securities at a price of or  with an exercise or conversion price of less than $0.48 per share, the conversion price of the Note and the exercise price of the warrants held by Heller Capital shall be reduced to the sale price or the exercise or conversion price of the securities sold.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ JAMES C. RUSHING III
Chief Financial Officer

Date:  March 7, 2007

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